Exhibit 99.1

General Moly, Inc. — NYSE Amex and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY APPOINTS TONG ZHANG TO BOARD OF DIRECTORS

LAKEWOOD, COLORADO — December 7, 2015, General Moly, Inc. (the “Company” or “General Moly”) (NYSE MKT and TSX: GMO), a U.S.-based molybdenum mineral development, exploration, and mining company announced that Tong Zhang was appointed to the Board of Directors.  Mr. Zhang was designated by AMER International Group (“AMER”), pursuant to the closure of Tranche 1 of the Amended Investment and Securities Purchase Agreement (“Investment Agreement”) and Stockholder Agreement previously announced by the Company on November 30, 2015.  Mr. Zhang will serve on the Technical Committee.

Mr. Zhang currently serves as AMER’s Chairman of Overseas Investment Committee and CEO of the International Business Group, and has over 17 years’ experience in senior management and investment roles involving international transactions, including China and the U.S.  Tong held various positions formerly with PricewaterhouseCoopers in its management consulting practice and assurance organization.  Tong has a Master’s Degree from Ohio University.

Bruce D. Hansen, Chief Executive Officer, said “I am very pleased to welcome Tong Zhang to General Moly as a Director.  Tong will make a great addition to our Board of Directors, and we have maintained an excellent working relationship with Tong and the rest of the AMER team over the past year as we have worked to close the Investment Agreement, including the recent Tranche 1 equity purchase.  We will continue to work closely with Tong and AMER as we explore other business opportunities to the benefit of AMER and General Moly.  With this appointment, our Board will total seven Directors, including four independent Directors.”

At its December 3rd meeting, the Board also ratified the appointment of Lee M. Shumway as Chief Financial Officer, and R. Scott Roswell as Chief Legal Officer, previously announced by the Company.

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General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT and the Toronto Stock Exchange under the symbol GMO. The Company’s primary asset, our interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits.  Combined with the Company’s second project, the Liberty Project, a molybdenum and copper property also located in central Nevada, our goal is to become the largest pure play primary molybdenum producer in the world.  For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:

Investor Relations & Media	(303) 928-8591

Website: http://www.generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain and maintain required permits to continue construction, commence production and its ability to raise required project financing, adverse governmental regulation and judicial outcomes, including the appeal of the Record of Decision and potential future appeals of re-issued water permits and estimates related to cost of production, capital, operating and exploration expenditures.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.